Exhibit 5.1

September 23, 2019

Midatech Pharma PLC

Oddfellows House

19 Newport Road

Cardiff, CF24 0AA

United Kingdom

Re:	Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as counsel to Midatech Pharma PLC, a public limited company organized under the laws of England and Wales (the “Company”), in connection with the registration statement on Form F-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), which provides that it will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Base Prospectus, a “Prospectus”), to be filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) relating to the registration for issue and sale by the Company from time to time of up to $50,000,000 of the following securities:

(i)	ordinary shares, nominal value £0.00005 per share, including ordinary shares in the form of American Depositary Shares;

(ii)	warrants (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) proposed to be entered into by the Company and one or more warrant agents to be named therein; and

(iii)	units (the “Units”), which may be issued pursuant to one or more unit agreements (each, a “Unit Agreement”) proposed to be entered into between the Company and a unit agent to be appointed prior to the issuance of the Units.

The Warrants and Units, plus any additional Warrants and Units that may be registered pursuant to any subsequent registration statement that the Company may hereafter file with the Commission pursuant to Rule 462(b) under the Securities Act in connection with the offering by the Company contemplated by the Registration Statement, are sometimes referred to herein individually as a “Security” and collectively as the “Securities”. The Warrant Agreement and Unit Agreement are collectively referred to herein as the “Agreements.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the Securities.

September 23, 2019

In connection with this opinion, we have examined, are familiar with, and have relied as to factual matters solely upon, copies of the following documents for purposes of rendering this opinion (collectively, the “Documents”), and we have made no other documentary or other investigation of any kind whatsoever for purposes of this opinion:

(i)	the Registration Statement;

(ii)	an executed copy of a Certificate of the Corporate Secretary of the Company, dated as of the date hereof (the “Secretary’s Certificate”)

(iii)	the Articles of Association of the Company (the “Articles”), as in effect on the date hereof and certified pursuant to the Secretary’s Certificate; and

(iv)	a copy of the minutes of the meeting of the Board of Directors of the Company held on September 18, 2019 regarding, inter alia, the registration of the issuance and sale of the Securities and related matters, as certified pursuant to the Secretary’s Certificate.

For purposes of this opinion, we have assumed, without any investigation, (i) the legal capacity of each natural person, (ii) the full power and authority of each entity and person other than the Company to execute, deliver and perform each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or hereafter to be done by such entity or person, (iii) the due authorization by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered and to do each other act heretofore done or to be done by such entity or person, (iv) the due execution and delivery by each entity or person other than the Company of each document heretofore executed and delivered or hereafter to be executed and delivered by such entity or person, (v) the legality, validity, binding effect and enforceability of each document heretofore executed and delivered or hereafter to be executed and delivered by each entity or person other than the Company and of each other act heretofore done or hereafter to be done by such entity or person, (vi) the genuineness of each signature on, and the completeness of each document submitted to us as an original, (vii) the conformity to the original of each document submitted to us as a copy, (viii) the authenticity of the original of each document submitted to us as a copy, (ix) the completeness, accuracy and proper indexing of all governmental and judicial records searched and (x) no modification of any provision of any document, no waiver of any right or remedy and no exercise of any right or remedy other than in a commercially reasonable and conscionable manner and in good faith.

We are opining herein as to the internal laws of the State of New York (the “Opined-On Law”). Without limiting the generality of the foregoing, we express no opinion with respect to (i) laws of any other jurisdiction, including federal law, (ii) state securities or “blue sky” laws, or (iii) as to any matters of municipal law or the laws of any local agencies within any state.

September 23, 2019

Our opinions are subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) the creation, validity, attachment, perfection, or priority of any lien or security interest, (f) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (g) waivers of broadly or vaguely stated rights, (h) provisions for exclusivity, election or cumulation of rights or remedies, (i) provisions authorizing or validating conclusive or discretionary determinations, (j) grants of setoff rights, (k) proxies, powers and trusts, (l) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (m) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (n) the severability, if invalid, of provisions to the foregoing effect.

In connection with each of the opinions expressed below, we have assumed that, at or prior to the time of delivery of any Security, (i) the Registration Statement has been declared effective and such effectiveness has not been terminated or rescinded, (ii) a prospectus supplement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission describing each class or series of Securities offered thereby and any other matters required thereby and will comply with applicable law, (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the authorizing resolutions adopted by the Company’s Board of Directors (or an authorized committee thereof) and in conformity with the Articles and applicable law, so as not to violate any applicable law or the Articles, or result in a default under or breach of any agreement or instrument binding on the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, (iv) all Securities will be issued and sold in the manner contemplated by the Registration Statement and any applicable prospectus supplement, and (v) there has not occurred any change in law affecting the validity or enforceability of such Security. We have also assumed that none of the terms of any Security to be established after the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms of such Security will violate any applicable law or public policy or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

September 23, 2019

We have also assumed that New York law will be chosen to govern each of the Warrants, Units, Warrant Agreement and Unit Agreement and that such choice is a valid and legal provision. To the extent that the Company’s obligations depend on the enforceability of any Agreement against the other parties to such Agreement, we have assumed that such Agreement is enforceable against such other parties. In addition, in rendering the following opinions we have assumed that: (a) each of the Agreements has been or will be duly authorized, executed and delivered by the parties thereto, (b) neither the execution and delivery by the Company of the Agreements nor the performance by the Company of its obligations thereunder, including the issuance and sale of the applicable Securities: (i) conflicts with or will conflict with the Articles, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and (c) the Company shall have obtained any consent, license, or exemption by, or order or authorization of, and shall have made any filing, recording or registration with, any governmental or regiulatory authority, in each case to the extent required by law.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.       With respect to the Warrants offered by the Company (the “Offered Warrants”), when (i) the applicable Warrant Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of a particular issuance of the Offered Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement and authorized by all necessary corporate action of the Company, and (iii) such Offered Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Warrant Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Offered Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Offered Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.       With respect to the Units offered by the Company (the “Offered Units”), when (i) the applicable Unit Agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, (ii) the specific terms of a particular issuance of the Offered Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and (iii) such Offered Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable Unit Agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Offered Units have been duly authorized and reserved for issuance by all necessary corporate action), such Offered Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Brown Rudnick LLP

JSM/SPW/SFW